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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 23, 2000, relating to the financial statements of Cerus Limited (a company in the development stage) at December 31, 1998 and 1999, for the two years then ended and for the cumulative period from December 16, 1997 (date of inception) to December 31, 1999, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

Limerick, Ireland
November 8, 2000